Exhibit 99.3

FOR IMMEDIATE RELEASE	CONTACT:	Investor Relations
Redwood Trust, Inc.		investorrelations@redwoodtrust.com
Wednesday, November 7, 2018

REDWOOD TRUST DECLARES $0.30 PER SHARE DIVIDEND
FOR THE FOURTH QUARTER OF 2018

MILL VALLEY, CA – Wednesday, November 7, 2018 – Redwood Trust, Inc. (NYSE:RWT) today announced that its Board of Directors authorized the declaration of a fourth quarter regular dividend of $0.30 per share. The fourth quarter 2018 dividend is payable on December 28, 2018 to stockholders of record on December 14, 2018.
"The payment of regular dividends remains a priority for Redwood. Our fourth quarter dividend will mark our 78th consecutive quarterly dividend,” said Christopher Abate, Redwood's Chief Executive Officer.
For more information about Redwood Trust, Inc., please visit our website at: www.redwoodtrust.com.